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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-71018, 33-74728, 33-95178, 333-09913,
333-27951, 333-62125, 333-81401, 333-94837, 333-47140, 333-56316, 333-61786 and
333-83064) and the Registration Statements on Form S-3 (Nos. 333-95097 and 333-47150) of Mercury Interactive Corporation of our report dated January 22, 2002, except for Note 12, which is as of March 12, 2002, relating to the financial statements which appear in this Form 10-K.

PricewaterhouseCoopers LLP

San Jose, California
March 25, 2002